EXHIBIT 1.2

                  HAEMACURE CORPORATION / CORPORATION HAEMACURE


                                 BY-LAW NUMBER 1


                (being a by-law relating generally to the conduct
                       of the affairs of the Corporation)


BE IT AND IT IS HEREBY ENACTED as a by-law of HAEMACURE CORPORATION / CORPORATION HAEMACURE as follows:


1.       Interpretation

         In the by-laws of the Corporation, unless the context otherwise requires a different interpretation:

         "Act" means the Canada Business Corporations Act, as amended from time to time, and includes any regulations adopted pursuant thereto;

         "Appoint" includes "elect" and vice versa;

         "Articles" means the articles annexed to the Certificate of Amalgamation of the Corporation bearing the date of June 11, 1996, as amended or modified from time to time;

         "Board" means the Board of Directors of the Corporation;

         "By-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

         "Corporation" means Haemacure Corporation / Corporation Haemacure;

         "Meeting of the Board" means a regular meeting of the Board of Directors or a special meeting of the Board of Directors; "regular meeting of the Board" means a meeting of the Board held once every quarter of the Corporation's financial year as determined in the manner set out in Section 8; "special meeting of the Board" means any meeting other than a regular meeting.

         "Meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders; "special meeting of shareholders" means a meeting of any class or classes of shareholders or a meeting of all shareholders entitled to vote at an annual meeting of shareholders;

         "Non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

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         "Recorded address" means, in the case of a shareholder, his address as recorded in the securities register of the Corporation; and, in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and, in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation; and

         "Signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation pursuant to Section 76 hereof or to a resolution adopted for such purpose.

         Save as aforesaid, words and expressions defined in the Act have the same meaning when used herein.

         Words importing the singular number shall be deemed to include the plural and vice versa; words importing gender shall be deemed to include the masculine, feminine and neuter genders; and words importing persons shall be deemed to include individuals, bodies corporate, partnerships, trusts and unincorporated entities.

                                CORPORATE MATTERS

2.       Registered Office

         The registered office of the Corporation shall be situated in the Metropolitan Region of Montreal, in the Province of Quebec, and at such place therein as the Board may from time to time determine.

3.       Corporate Seal

         The seal of the Corporation shall be a design formed of two concentric circles between which shall be the name of the Corporation and such seal shall bear the year of incorporation of the Corporation as hereunder:

                                    DIRECTORS

4.       Powers, Number and Quorum

         The business and affairs of the Corporation shall be managed by a Board of Directors consisting of a minimum of five (5) and a maximum of fifteen (15) directors.

         A majority of the number of directors shall form a quorum for the transaction of business at regular meetings of the Board; if a quorum is not present twenty (20) minutes after the time fixed for the holding of a regular meeting of the Board, such meeting shall be adjourned for at least seventy-two
(72) hours and reconvened. The quorum for the transaction of business at any reconvened regular meeting of the Board shall be three (3) directors; and

         Two-thirds (2/3) of the number of directors shall form a quorum for the transaction of business at special meetings of the Board; if a quorum is not present twenty (20) minutes after the time fixed for the holding of a special meeting of the Board, such meeting shall be

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adjourned for at least seventy two(72) hours and reconvened. The quorum for the transaction of business at any reconvened special meeting of the Board shall be a majority of the directors then in office.

5.       Qualifications

         No person shall be qualified for election as a director if he is less than eighteen (18) years of age, if he is of unsound mind and has been so found by a Court in Canada or elsewhere, if he is not an individual, or if he has the status of a bankrupt. A director need not be a shareholder.

         No person shall be elected a director if he has attained the age of seventy-five (75) years prior to the date of the meeting at which an election of directors is to take place, provided however that a director who has been elected prior to his attaining the age of seventy-five (75) years may complete his term in office. Furthermore, this provision shall not apply to those persons who were members of the Board immediately prior to the adoption of the present by-law and who, at the date of such adoption, had attained the age of seventy-five (75) years.

6.       Election, Term of Office and Removal of Directors

         The election of directors shall take place at each annual meeting of shareholders. Directors shall be elected on a show of hands unless a ballot is demanded or required under the Act.

         Directors shall hold office for a term not exceeding the close of the third annual meeting of shareholders following their election or for such shorter term as may be fixed by the shareholders at the time of the election. Subject to the Act and this by-law, with respect to the removal of a director, the term of office of a director, once fixed by the shareholders, may not be modified.

         Retiring directors shall be eligible for re-election if otherwise qualified and shall in any event continue in office until their successors have been duly elected or appointed. A retiring director shall retain office until the dissolution or adjournment of the meeting at which his successor is elected or appointed.

         Subject to the Act, the shareholders of the Corporation may from time to time, by ordinary resolution at a special meeting of shareholders of which notice specifying the intention to pass such resolution has been given, remove any director before the expiration of his term of office and appoint any qualified person to fill the vacancy thereby created, failing which such vacancy may be filled by a resolution of the directors then in office.

7.       Vacancies

         A director ceases to hold office when he dies, when he is removed from office pursuant to Section 6, when he ceases to be qualified for election as a director or when he submits his written resignation to the Corporation.

         Subject to the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the minimum number of directors or from a

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failure of the shareholders to elect the minimum number of directors required by the articles or by these by-laws. If there is not a quorum of directors, or if the vacancy has arisen due to a failure of the shareholders to elect the minimum number of directors required by the articles or by these by-laws, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

                              MEETINGS OF DIRECTORS

8.       Place of Meetings and Notices

         Meetings of the Board of Directors may be held either at the registered office of the Corporation or in such other place as the directors may from time to time determine.

         The first regular meeting of the Board of Directors after the adoption of these by-laws shall be convened by the Chairman of the Board. Notice of the place and time of such first regular meeting shall be given to each director in the manner provided by Section 63 not less than seven (7) days before the date at which such meeting is to take place. At its first regular meeting and then at each subsequent regular meeting, the Board shall fix the place and time of its next regular meeting, provided however that no more than one (1) such regular meeting be held in each quarter of the Corporation's financial year. Should the directors be unable to fix the place and time of their next regular meeting, the Chairman of the Board shall, subject to the foregoing, convene said meeting at his discretion.

         A special meeting of the Board may be convened by the Chairman of the Board, the President, a Vice-President who is a director, or any two (2) directors at any time, and the Secretary shall convene a special meeting of the Board at the direction of the Chairman of the Board, the President, a Vice-President who is a director or any two (2) directors.

         Notice of the time and place of each special meeting of the Board shall be given to each director in the manner provided in Section 63 not less than forty-eight (48) hours before the time when the meeting is to take place, provided always that a director may waive notice of a meeting of the Board at any time and in any manner, or may otherwise consent to the holding of such meeting, in writing or by cable, telegram or telecopier. Attendance of a director at a meeting of the Board constitutes a waiver of notice of the meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Any irregularity in the notice of a meeting may also be waived by any director.

         A notice of a meeting of the Board need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or such business to be so specified, including any proposal to:

        a) Submit to the shareholders any question or matter requiring their approval under the Act;

        b)   Fill a vacancy among the directors or in the office of auditor;

        c)   Issue securities;

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        d)   Declare dividends;

        e) Purchase, redeem or otherwise acquire shares issued by the Corporation;

        f)   Pay a commission for the sale of shares;

        g)   Approve a management proxy circular;

        h) Approve a take-over bid circular, an issuer bid circular, or a directors' circular;

        i)   Approve annual financial statements; or

        j)   Adopt, amend or repeal by-laws.

         For the first meeting of the Board to be held immediately following the election of directors at a meeting of shareholders, or for a meeting of the Board at which a director is appointed to fill a vacancy, a notice of such meeting to the newly elected or appointed director or directors shall not be necessary in order that such meeting be duly constituted, provided that a quorum of directors is present thereat.

9.       Canadian Majority

         Directors shall transact business only at a meeting of directors at which majority of directors present are resident Canadians, unless:

         a) A resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities business transacted at the meeting; and

         b) A majority of resident Canadian directors would have been present had that director been present at the meeting.

10.      Meetings by Telephone

         If all the directors consent, a director may participate in a meeting of the Board or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed to be present at such meeting. The consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and/or of a committee of directors held during the term of office of the director.

11.      Votes to Govern

         At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

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12.      Resolution in Lieu of Meeting

         A resolution in writing, signed by all the directors entitled to vote on such resolution at a meeting of the Board or a committee of directors, is as valid as if it had been passed at a meeting of the Board or committee of directors.

13.      Remuneration of Directors

         The directors shall be paid such remuneration, if any, as the Board may from time to time determine. In addition, the Board may by resolution from time to time award special remuneration out of the funds of the Corporation to any director who devotes the whole of his time to the affairs of the Corporation or who performs any special work or service for or undertakes any special mission on behalf of the Corporation outside the work or services ordinarily required of a director of the Corporation. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending Board or committee meetings or otherwise in respect of the performance by them of their duties, as the Board may from time to time determine. No confirmation by the shareholders of any such remuneration or payment shall be required.

14.      Conflict of Interest

         A director or officer of the Corporation who is a party to or who is a director or officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest, at the time and in the manner provided in the Act, and shall not vote on any resolution to approve such contract except as provided in the Act.

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

15.      Limitation of Liability

         No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipts or other act for conformity, or for any loss or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or from any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own wilful act or default. Nothing herein contained shall relieve any director or officer of the Corporation from his duty to act in accordance with the Act or from liability for any breach thereof.

16.      Indemnification

         The Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the request of the Corporation as a director or officer of a body

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corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and the heirs, executors, administrators and legal representatives of such person, from and against all costs, charges and expenses whatsoever, including all amounts paid to settle an action or satisfy a judgment sustained or reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

         a) He acted honestly and in good faith with a view to the best interests of the Corporation; and

         b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The Corporation shall, subject to the Act, indemnify such persons to the same extent in respect of any action by or on behalf of the Corporation to procure a judgment in favour of the Corporation to which he is made a party by reason of being or having been a director or an officer of the Corporation if the aforesaid conditions (a) and (b) are fulfilled. Subject to the Act, the Corporation shall indemnify every person who has been substantially successful in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding.

         For greater certainty and without limiting the generality of the foregoing, the Corporation shall indemnify and save harmless such persons from and against any liability sustained by them for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation, or for joining in any receipt or act for conformity, or for any loss, damage or expense of the Corporation arising through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited, or for any other loss, damage or misfortune whatsoever which may occur in the execution of the duties of their office or in relation thereto, if the aforesaid conditions (a) and (b) are fulfilled. Subject to the Act, the Corporation may purchase and maintain for the benefit of any person referred to in this section insurance against any liability incurred by him under the Act in his capacity as a director or officer of the Corporation.

17.      Submission of Contracts or Transactions to Shareholders for Approval
         --------------------------------------------------------------------

         The Board, in its discretion and subject to the Act, may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same, and any such contract, act or transaction that shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles of the Corporation or any other by-law) shall be as valid and as binding upon the

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Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

                                   COMMITTEES

18.      Executive Committee

         Subject to the Act, the Board may elect from its number an Executive Committee consisting of not less than two (2) directors and from time to time fill any vacancy occurring therein. Each member of the Executive Committee shall hold office at the pleasure of the Board. During intervals between meetings of the Board, the Executive Committee shall possess and may exercise all powers of the Board, subject to the provisions of this by-law, any regulations which the Board may from time to time make and any specific directions which the Board may from time to time give, and save and except only such powers as are by the Act required to be exercised by the Board itself. Unless otherwise directed by the Executive Committee, the Secretary of the Corporation shall act as Secretary of the Executive Committee.

19.      Transaction of Business

         Subject to the provisions of Section 10, the powers of the Executive Committee shall be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of the Executive Committee who would have been entitled to vote on such resolution at a meeting of the Executive Committee. Meetings of the Executive Committee may be held at any place in or outside Canada.

20.      Audit Committee

         The Board shall elect annually from among its number an Audit Committee to be composed of not less than three (3) directors, of whom a majority shall not be officers or employees of the Corporation or its affiliates. The Audit Committee shall have the powers and duties provided in the Act.

21.      Standing Committees

         The Board may appoint from its number standing committees and may confer upon such committees such powers as it may legally delegate, subject to such conditions as it may prescribe.

22.      Procedure

         Subject to Section 23 and unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its Chairman and to regulate its procedure. All committees shall keep regular minutes of their transactions and shall report all such transactions to the Board at its meeting next succeeding such action and all such transactions shall be subject to revision or alteration by the Board, provided that no acts or rights of third parties shall be affected or invalidated by such revision or alteration.

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23.      Constitution of Committees

         The majority of the members of each committee shall be resident Canadians. A committee shall transact business only at a meeting at which a majority of the members of such committee present and eligible to vote are resident Canadians, unless:

         a) A resident Canadian member who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

         b) A majority of resident Canadian members would have been present had that director been present at the meeting.

                                    OFFICERS

24.      Election and Appointment of Officers

         The Board shall appoint from its number a President and may appoint a Chairman of the Board. The Board may from time to time appoint one or more Vice-Presidents, a Secretary and a Treasurer and, if deemed advisable, one or more Assistant-Secretaries and one or more Assistant-Treasurers. With the exception of the Chairman of the Board and the President, an officer need not be a member of the Board. Any two of the offices of the Corporation may be held by the same person except those of President and Vice-President. In case and whenever the same person holds the offices of Secretary and Treasurer, he may, but need not, be called Secretary-Treasurer. The Board may from time to time appoint such other officers, agents and attorneys as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board.

25.      Terms of Employment, Remuneration and Removal of Officers

         In the absence of a written agreement to the contrary, the employment of any officer of the Corporation shall be at the pleasure of the Board. The terms of employment shall be as determined by the Board from time to time.

         The Board may by resolution delegate to a committee of the Board the establishment of the remuneration of such officers and employees as it may from time to time determine. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration that may be so determined. All officers shall be subject to removal by resolution of the Board at any time, with or without cause.

26.      Delegation of Duties of Officers

         In the case of the absence, refusal to act or incapacity of the Chairman of the Board (if any), the President, a Vice-President or any other officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers and duties of such officer to any other officer or to any director for such time as it may direct.

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27.      Chairman of the Board

         The Chairman of the Board shall, if present and willing, preside at all meetings of directors and shareholders and, subject to the Act, shall possess and may exercise such powers and fulfill such duties as the Board may from time to time determine. The Chairman of the Board or the President, as determined by the Board, shall be the Chief Executive Officer of the Corporation.

28.      President

         In the case of the absence, refusal to act or incapacity of the Chairman of the Board, or if such office is vacant, the President shall assume his position and carry out his functions. He shall sign all instruments which require his signature and shall perform all duties incident to his office and shall have such other powers and duties as may from time to time be assigned to him by the Board.

29.      Vice-President

         In the case of the absence, refusal to act or incapacity of the President, a Vice-President shall, to the extent that he may be authorized by the Board, be vested with the powers and shall perform the duties of the President. A Vice-President shall have such powers and duties as may from time to time be assigned to him by the Board or, if so directed by the Board, by the Chairman of the Board or the President.

30.      Secretary

         The Secretary shall give or cause to be given, as and when instructed, all notices required to be given to shareholders, directors, officers, auditors, and members of committees. He shall attend and act as secretary at all meetings of the Board, shareholders and the Executive Committee and shall enter, or cause to be entered, in books or records kept for such purpose minutes of all proceedings at such meetings. He shall sign such contracts, documents or instruments in writing as require his signature, and he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation except when some other officer or agent has been appointed by resolution for such purpose. He shall have such other powers and shall perform such other duties as may from time to time be prescribed by the Board or required by the Act.

31.      Treasurer

         The Treasurer shall have care and custody of all funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depository or depositories as the Board may direct. He shall keep or cause to be kept the books of account and accounting records required by the Act. As required, he shall render an account to the Board of all his transactions as Treasurer and of the financial position of the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such powers and duties as may from time to time be assigned to him by the Board or as are incident to his office.

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32.      Assistant-Secretary and Assistant-Treasurer

         The Assistant-Secretary or, if more than one, the Assistant-Secretaries, in order of seniority, and the Assistant-Treasurer or, if more than one, the Assistant-Treasurers, in order of seniority, shall perform all the duties of the Secretary and Treasurer, respectively. In the case of the absence or incapacity of the Secretary or Treasurer, as the case may be, the Assistant-Secretary or Assistant-Treasurer or, if more than one, the Assistant-Secretaries or Assistant-Treasurers, shall sign such contracts, documents or instruments in writing as require his or their signatures, respectively, and shall have such other powers and duties as may from time to time be assigned to them by the Board.

33.    Fidelity Bonds

         The Board may require such officers, employees, attorneys, and agents of the Corporation as the Board may deem advisable to furnish bonds for the faithful discharge of their duties in such form and with such sureties as the Board may from time to time prescribe, and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of failure of the Corporation to receive any indemnity thereby provided.

                            MEETINGS OF SHAREHOLDERS

34.      Place and Time of Meetings

         Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in Canada at such time and upon such day as the Board may by resolution determine.

35.      Notice of Meetings

         Notice of the time and place of each annual meeting of shareholders and of each special meeting of shareholders shall be given in the manner provided in
Section 63 not less than twenty-one (21) days nor more than fifty (50) days before the date of the meeting to each director, to the auditor of the Corporation and to each shareholder entitled to vote who, at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one (1) or more shares of the Corporation carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than the consideration of the financial statements and auditor's report, the election of directors or the reappointment of the incumbent auditor shall state the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

         A shareholder may in any manner waive notice of or otherwise consent to the holding of a meeting of shareholders. Attendance of a shareholder at a meeting of shareholders shall be deemed to constitute a waiver of notice of such meeting except where a shareholder attends such meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called.

         Irregularities in a notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to or the non-receipt of any such notice by any shareholder or

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shareholders, a director or the auditor of the Corporation, shall not invalidate any resolution passed or any proceedings taken at any such meeting. A certificate of the Secretary or of any duly authorized officer of the Corporation or of any transfer agent or registrar of the Corporation, with respect to the mailing of any notice, shall be conclusive evidence thereof and shall be binding on every director, shareholder and the auditor of the Corporation.

36.      Requisition of Meeting

         The holders of not less than five percent (5%) of the issued shares of the Corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. The requisition shall state the business to be transacted at the meeting and shall be sent to each director and to the registered office of the Corporation. Subject to the Act, upon receiving the requisition, the directors shall call a meeting of shareholders to transact the business stated in the requisition. If the directors do not call a meeting within twenty-one (21) days after receiving the requisition, any shareholder who signed the requisition may call the meeting.

37.      List of Shareholders Entitled to Notice

         For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to Section 38, the list of shareholders shall be prepared not later than ten (10) days after such record date. If no record date is fixed, the list of shareholders shall be prepared at the close of business on the business day immediately preceding the day on which notice is given or, where no such notice is given, the day on which the meeting is held. The list of shareholders shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is maintained and at the meeting for which the list was prepared.

38.      Record Date for Notice

         The Board may fix in advance a record date preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty one (21) days for the determination of the shareholders entitled to receive notice of the meeting, provided that notice of any such record date is given not less than fourteen (14) days before such record date in the manner provided in accordance with the Act. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the business day immediately preceding the day on which the notice is given.

39.      Proxies

         Every shareholder, including a shareholder that is a corporation, entitled to vote at a meeting of shareholders, may appoint a proxy, or one or more alternate proxies, who need not be shareholders of the Corporation, as his nominee to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. An instrument appointing a proxy shall be in writing and executed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, executed on

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
its behalf by its duly authorized officer or officers; instruments appointing a proxy signed by or on behalf of a corporation need not be under seal.

         A proxy shall conform with the requirements of the Act and shall be deposited with the Secretary of the Corporation before any vote is cast under its authority or at such earlier time and in such manner as the Board may prescribe. Without limiting the generality of the foregoing, the directors may, from time to time and subject to the Act, make regulations regarding the deposit of proxies at a place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and may provide for particulars of such proxies to be cabled or telegraphed or sent in writing to the Corporation or an agent of the Corporation before the meeting or adjourned meeting; and any proxy so deposited in accordance with the regulations may be voted upon as though it was produced at the meeting or adjourned meeting and votes given in respect thereof shall be valid and shall be counted. Subject to any regulations made as aforesaid and to the Act, the Chairman of any meeting of shareholders may, in his discretion, accept telegraphic or cable or written communication as the authority of anyone claiming to represent and to vote on behalf of a shareholder, notwithstanding that no proxy conferring such authority has been deposited with the Corporation, and any votes given in accordance with such telegraphic or cable or written communication accepted by the Chairman shall be valid and shall be counted.

40.      Joint Shareholders

         If two (2) or more persons are registered as joint holders of any share or shares of the Corporation, any one of such persons may, in the absence of the others, vote at any meeting either personally or by proxy m respect of such share or shares as if he were solely entitled thereto, but, if more than one of such shareholders is present or represented by proxy at such meeting, that one of such joint holders so present or represented whose name stands before the other or others in the books of the Corporation in respect of such share or shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased shareholder in whose name any shares stand shall, for the purpose of this section, be deemed joint holders thereof.

41.      Scrutineers

         The Chairman, at any meeting of shareholders, may appoint two (2) or more persons (who may but need not be shareholders, directors, officers or employees of the Corporation) to act as scrutineers at such meeting.

42.      Chairman

         In the absence of the Chairman of the Board, the President and every Vice-President who has been vested with the powers of the President, the shareholders present and entitled to vote at a meeting of shareholders shall choose another director as Chairman of the meeting and, if no director is present or if all the directors present decline to take the chair, then the shareholders present shall choose one of their number to be Chairman of the meeting.

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
43.      Secretary

         If the Secretary of the Corporation is absent or is unable to act, the Chairman of the meeting shall appoint a person, who need not be a shareholder of the Corporation, to act as Secretary of the meeting.

44.      Votes to Govern

         Unless otherwise prescribed by the Act, the articles, or the by-laws of the Corporation, every question submitted to any meeting of shareholders shall be determined by a majority of votes cast on the question. Upon a show of hands, every person who is present and entitled to vote shall have one vote. In the case of an equality of votes, the Chairman shall not have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

         At any meeting of shareholders, unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried, whether unanimously or by a particular majority, or has been rejected or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall constitute conclusive evidence of the fact, without proof of the number or proportion of votes recorded for or against such resolution.

         A ballot may be directed to be taken by the Chairman or may be required to be taken by any person present and entitled to vote upon any question arising at a meeting. If a ballot is demanded and the demand is not withdrawn, it shall be taken in such manner and either at once or later at the meeting or after adjournment as the Chairman of the meeting shall direct, provided that, if a ballot is demanded in connection with the election of a Chairman or the question of adjournment, it shall be taken forthwith without adjournment. In the case of a ballot, each shareholder who is present in person or represented by proxy shall be entitled to one (1) vote for each share in respect of which he is entitled to vote at the meeting and the result of the ballot shall be the decision of the Corporation at any meeting of shareholders upon the question.

45.      Corporate Shareholder

         At any meeting of shareholders, a shareholder which is a corporation shall, as an alternative to voting by proxy, be entitled to vote by its representative duly authorized in accordance with the provisions of the Act, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as such corporation could exercise if it were an individual shareholder personally present at the meeting.

46.      Adjournment

         The Chairman may, with the consent of any meeting and subject to such conditions as the meeting decides, adjourn such meeting from time to time and from place to place and, if such meeting is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting that it is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty
(30) days or more, notice of the adjourned meeting shall be given in accordance with the provisions of the Act.

47.      Quorum

         Unless otherwise prescribed by the Act, the articles or the by-laws of the Corporation, a quorum for any meeting of shareholders shall be two (2) shareholders present in person and personally holding or representing by proxy not less than ten percent (10%) of the issued and outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting and may continue the meeting even though a quorum is not present throughout the meeting.

                              SHARES AND TRANSFERS

48.      Allotment and Issuance

         Subject to the provisions of the Act, shares in the capital stock of the Corporation may from time to time be allotted and issued by resolution of the Board on such terms and conditions and to such persons and for such consideration as the Board may determine.

49.      Right to Vote

         Subject to the provisions of the Act, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 37, every person named in such list shall be entitled to vote the shares shown thereon opposite his name at the meeting to which the list relates, except to the extent that such person has transferred any of his shares after the record date or the date of preparation of the list, as the case may be, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten
(10) days before the meeting that his name be included in the list before the meeting, in which case the transferee is entitled to vote the transferred shares at the meeting.

50.      Registration of Transfer

         Subject to the provisions of the Act, the articles and the by- laws of the Corporation, no transfer of shares shall be registered in a securities register except:

         a) Upon presentation of the certificates representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board and upon compliance with such restrictions on transfer as are authorized by the article; or

         b) Upon presentation of documentation deemed adequate by the Board to effect the transfer of shares, having regard to the manner in which shares of publicly-traded corporations are transferred.

51.      Transfer Agent and Registrar

         The Board may from time to time by resolution appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment and make new appointments.

52.      Share Certificates

         Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the Board may from time to time approve. Any such share certificate shall be signed by the President and the Secretary, provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless manually countersigned by or on behalf of such transfer agent and/or registrar.

         The signature of one of the signing officers or, in the case of share certificates which are not valid unless manually countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

53.      Defaced, Destroyed, Stolen or Lost Certificates

         In the case of the defacement, destruction, theft or loss of a certificate for shares held by any shareholder, the fact of such defacement, destruction, theft or loss shall be reported to any officer of the Corporation or to a transfer agent or branch transfer agent of the Corporation, if any, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost. Upon furnishing to the Corporation and the Corporation's transfer agent(s) and/or registrar(s) a bond of a surety company or other security approved by the Board, in a form approved by the Board or by the Secretary of the Corporation, indemnifying the Corporation (and the Corporation's transfer agent(s) and /or registrar(s), if any) against all loss, damage or expense to which the Corporation and/or the Corporation's transfer agent(s) and/or registrar(s) may be put or be liable for by reason of issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed, stolen or lost if such issuance is ordered and authorized by the Chairman of the Board, the President or the Secretary of the Corporation or by resolution of the Board.

54.      Joint Shareholders

         If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give an effectual receipt for the certificate issued in respect of such share or for any share warrant.

55.      Deceased Shareholders

         In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any payment of dividends thereon except upon the production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or its transfer agent.

56.      Financial Assistance

         Subject to the Act, the Corporation may from time to time give financial assistance by means of loans, guarantees or otherwise to shareholders, directors, officers and employees of the Corporation or any of its affiliates.

                              DIVIDENDS AND RIGHTS

57.      Dividends

         Subject to the Act and the articles, the Board may from time to time by resolution, as it deems advisable, declare dividends payable on the issued and outstanding shares of the Corporation to the shareholders in accordance with their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

58.      Dividend Cheques

         A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability of the Corporation for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

59.      Record Date for Dividends and Rights

         The Board shall fix in advance a date, preceding by not more than fifty
(50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given not less than fourteen (14) days before such record date in the manner provided in the Act.

60.      Unclaimed Dividends

         Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

61.      Reserve Fund

         The Board may, from time to time, set aside such sums as it may consider advisable as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for any purpose deemed to be in the best interests of the Corporation. The Board may, from time to time, in its discretion, increase, reduce or abolish any reserve fund in whole or in part and may transfer the whole or any part of the reserve fund to surplus.

62.      Voting Shares and Securities in Other Companies

         All the shares or other securities carrying voting rights of any other corporation or corporations held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders, debenture stockholders or holders of other securities (as the case may be) of such other corporation or corporations and in such manner and by such person or persons as the President or the Board shall from time to time determine. The proper signing officers of the Corporation may also, from time to time, execute and deliver for and on behalf of the Corporation instruments of proxy and/or arrange for the issuance of voting certificates and/or evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action of the Board.

                                     NOTICES

63.      Service of Notice

         Any notice (which term includes any communication or other document) to be given (which term includes sent, delivered, furnished or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address, or if mailed to him at his recorded address by prepaid ordinary mail, or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been sent at the time it was deposited in a post office or public mail box; a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

64.      Shares Registered in More Than One Name

         If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders, but notice sent or delivered to one of such persons shall be sufficient notice to all of them.

65.      Undelivered Notices

         If any notice given to a shareholder pursuant to Section 63 is returned on three (3) consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notice to such shareholder until he informs the Corporation in writing of his new address.

66.      Persons Becoming Entitled by Death or Operation of Law

         Every person who, by the operation of the Act, a transfer, the death of a shareholder or any other means whatsoever, becomes the owner of or entitled to any share shall be bound by every notice in respect of such share duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the occurrence of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

67.      Waiver of Notice

         Any shareholder (or his duly appointed proxyholder), director, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement shall be deemed to cure any defect in the procedure or delay for the notice, as the case may be. Any such waiver or abridgement shall be in writing, except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

68.      Omissions and Errors

         The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action or decision taken at any meeting held pursuant to such notice or otherwise founded thereon.

69.      Signature to Notices

         The signature to any notice to be given by the Corporation may be written, stamped, typewritten, printed or otherwise reproduced in facsimile or partly written, stamped, typewritten, printed or otherwise reproduced in facsimile.

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
70.      Computation of Time

         Subject to the Act, where a specified number of days' notice or notice extending over any period is required to be given, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period.

71.      Proof of Service

         A certificate of the Secretary or other duly authorize officer of the Corporation then in office, or of the transfer officer of any transfer agent of shares of any class of the Corporation, as to facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, auditor or officer, or publication of any notice or other document, shall, subject to the Act, be conclusive evidence thereof and shall be binding on every shareholder, director, auditor or officer of the Corporation, as the case may be.

72.      Books of Accounts

         The books of accounts of the Corporation may be kept either at the registered office or at such other place in Canada as the directors may, from time to time, determine or approve.

73.      Borrowing of Money by the Corporation

         The directors of the Corporation may without authorization of the shareholders:

         a)  Borrow money on the credit of the Corporation;

         b)  Issue, reissue, sell or pledge debt obligations of the Corporation;

         c) Give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         d) Mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

         Unless a unanimous shareholder agreement relating to the Corporation otherwise provides, the directors may, by resolution, delegate the powers referred to herein to a director, a committee of directors or an officer of the Corporation.

74.      Banking Arrangements and Instruments

         The banking business of the Corporation, or any part thereof, shall be transacted with such one or more banks, trust companies or other firms or corporations carrying on a banking business as the Board may designate, appoint or authorize from time to time by resolution, and all such banking business, or any part thereof, shall be transacted on behalf of the Corporation by such one or more officers and/or other persons as the Board may designate, direct or authorize from time to time by resolution and to the extent therein provided. For greater certainty but without restricting the generality of the foregoing, such banking business shall include the operation of the Corporation's accounts, the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, the giving of receipts for and orders relating to any property of the Corporation, the execution of any agreement relating to any such banking business and defining the rights and powers of the parties thereof, and the authorizing of any officer of such bank, trust company or other firm or corporation to do any act or thing on the Corporation's behalf to facilitate such banking business.

75.      Declarations

         The President, Chairman of the Board, Secretary and Treasurer, or any one of them, is authorized and empowered to appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any Court and to declare for and on behalf of the Corporation any answer to writs of attachment by way of garnishment in which the Corporation is garnishee, and to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Corporation is a party and to make demands of abandonment or partitions for winding-up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of any of the Corporation's debtors and grant proxies in connection therewith.

76.      Execution of Instruments

         Contracts, documents or instruments in writing requiring the signature of the Corporation may be validly signed by any one of the Chairman of the Board or the President, or by any two (2) Vice- Presidents, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.

         The Board may from time to time by resolution appoint any officer or officers or any other person or persons either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal of the Corporation may, when required, be affixed to the contracts, documents or instruments in writing signed as aforesaid by any officer or officers, person or persons appointed as aforesaid by resolution of the Board.

         The term "contracts, documents or instruments in writing" as used in this by-law includes deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, obligations, sureties, indemnities, bonds, guarantees, agreements releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, rights, bonds, debentures or other securities and all paper writings.

77.      Financial year

         The financial year of the Corporation shall terminate on the 31st day of October in each year or on such other date as the directors may from time to time by resolution determine.

78.      Repeal, Re-designation and Coming into Force

         This by-law shall come into force when it has been enacted by the Board of Directors of the Corporation.

         ENACTED this 19th day of June, 1996.

         WITNESS the corporate seal of the Corporation.


/s/  Marc Paquin

President and Secretary


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